Exhibit 99.1

Delek US Holdings Reports Fourth Quarter and Full-Year 2010 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--March 9, 2011--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the fourth quarter and full-year 2010.

For the three months ended Dec. 31, 2010, Delek US reported a net loss from continuing operations of $70.9 million, or ($1.30) per basic share, versus a net loss from continuing operations of $21.1 million, or ($0.39) per basic share, in the fourth quarter 2009.

Since 2007, Delek US has owned a 34.6 percent minority equity interest in Lion Oil Company. During the fourth quarter 2010, Delek US evaluated the fair value of its investment in Lion Oil. This evaluation resulted in the recognition of a non-cash $60.0 million impairment to the Company’s investment, or ($1.16) per basic share.

Excluding non-cash and other special items, the Company reported an adjusted net loss from continuing operations of $7.8 million, or ($0.14) per basic share in the fourth quarter 2010, versus an adjusted net loss from continuing operations of $27.0 million, or ($0.50) per basic share, in the fourth quarter 2009.

For the full-year 2010, the Company reported a net loss from continuing operations of $79.9 million, or ($1.47) per basic share, versus net income from continuing operations of $2.3 million, or $0.04 per diluted share, in 2009. Excluding non-cash and other special items, the Company reported an adjusted net loss from continuing operations of $19.4 million, or ($0.36) per basic share, in 2010, versus an adjusted net loss from continuing operations of $22.4 million, or ($0.41) per basic share, in 2009.

“During 2010, we secured more than $500 million in long-term financing for our subsidiaries and continued to invest in our retail store network. Having completed a series of major capital projects at Tyler in recent years, we anticipate maintenance-level capital expenditures in the refining segment during 2011,” stated Uzi Yemin, President and Chief Executive Officer of Delek US Holdings.

“Gulf Coast refining economics have improved significantly during the first quarter 2011, when compared to the year-ago period. During the first two months of the year, the Gulf Coast 5-3-2 crack spread reached elevated levels, supported by improved gasoline and distillate margins. Moreover, West Texas Intermediate crude oil – our primary feedstock at the Tyler refinery – continues to enjoy a significant cost advantage over competing benchmark crudes, as price differentials have widened substantially in recent weeks,” continued Yemin.

“As we look to the year ahead, we remain focused on the expansion of our retail footprint through new store construction. In addition, we have retained Morgan Keegan to assist MAPCO in locating and evaluating retail acquisition opportunities in both new and existing markets,” concluded Yemin.

As of Dec. 31, 2010, Delek US had $49.1 million in cash and $295.8 million in debt, resulting in a net debt position of $246.7 million. During the fourth quarter 2010, the retail segment entered into a five-year, $200 million revolving credit facility that extended and increased an existing revolver, while extinguishing an associated term loan. The primary purpose of the facility is to help finance working capital requirements and the strategic growth of the Company’s retail segment.

Refining Segment

Refining contribution margin increased to $11.7 million in the fourth quarter 2010, versus $4.9 million in the fourth quarter 2009.

Gulf Coast refining economics improved during the fourth quarter when compared to the prior year period, driven by elevated gasoline and distillate margins, particularly during the month of December. The Gulf Coast 5-3-2 crack spread averaged $8.09 per barrel during the fourth quarter 2010, versus $4.50 per barrel in the fourth quarter 2009.

Total throughput increased 9 percent to 55,318 barrels per day during the fourth quarter 2010, versus 50,737 barrels per day in the prior year period. Total sales volumes increased by more than 10 percent to 54,405 barrels per day during the fourth quarter 2010, when compared to the prior-year period.

Direct operating expense per barrel sold declined to $5.51 per barrel in the fourth quarter 2010, versus $5.73 per barrel in the fourth quarter 2009. The decline was due primarily to a year-over-year decline in insurance and maintenance expenses, in addition to lower utility costs.

Tyler’s refining margin, excluding inter-company product marketing fees of $0.51 per barrel, was $8.36 per barrel sold in the fourth quarter 2010, compared to $3.91 per barrel sold for the same quarter last year. The Company’s refining margin benefited from several factors during the fourth quarter 2010, including improved margins on gasoline and distillate products, a lingering WTI contango market structure, a lower volumetric loss, as well as the decision to process more intermediate feedstock inventories that carried a production cost below the cost of crude oil during the period.

Retail Segment

Retail segment contribution margin increased to $8.2 million in the fourth quarter 2010, compared to $0.3 million in the fourth quarter 2009. During the fourth quarter 2009, retail segment contribution margin was negatively impacted by a $7.0 million goodwill impairment charge, whereas no such charge was incurred during the fourth quarter 2010.

Same-store merchandise sales increased on a year-over-year basis for a sixth consecutive quarter, as food service and private label sales initiatives continued to gain momentum. Higher crude oil prices put downward pressure on retail fuel margins during the fourth quarter, while also contributing to higher retail fuel prices, the latter of which contributed to a modest decline in same-store fuel sales (gallons) during the period.

Same-store merchandise sales increased 4.4 percent in the fourth quarter 2010, compared to a same-store sales increase of 5.0 percent in the fourth quarter 2009. Same-store food service sales increased 14.3 percent during the fourth quarter 2010, driven by increased penetration of fresh and prepared food concepts throughout the retail network. Same-store private label sales were approximately 4 percent of total merchandise sales during the fourth quarter 2010, increasing more than 60 percent when compared to the prior-year period.

Merchandise margin declined to 29.8 percent in the fourth quarter 2010, versus 30.2 percent in the fourth quarter 2009. The decline was primarily attributable to increased promotional activity surrounding the launch of new private label products and event-related discounts throughout the holiday season.

Same-store sales of fuel (gallons) declined less than 1 percent in the fourth quarter 2010, versus an increase of 4.2 percent in the prior-year period. The retail segment sold a total of 103.2 million retail gallons during the three months ended Dec. 31, 2010, versus 108.7 million gallons in the prior year period. At the conclusion of the fourth quarter 2010, the retail segment operated 412 locations, versus 442 locations in the prior-year period.

The Company’s retail fuel margin was 13.1 cents per gallon in the fourth quarter 2010, compared to 12.9 cents per gallon in the fourth quarter 2009. During the fourth quarter 2010, the retail segment blended fewer gallons of ethanol due to less favorable blending economics, when compared to the prior-year period.

As of December 31, 2010, more than 30 percent of the 412 stores in operation were classified as locations that had been either reimaged or recently constructed. During 2011, the Company intends to reimage at least 25 locations and build 10 to 20 sites in both new and existing markets.

Marketing Segment

Marketing segment contribution margin declined to $6.6 million in the fourth quarter 2010, versus $7.1 million in the fourth quarter 2009.

Total sales volumes in west Texas increased for the fourth consecutive quarter, when compared to prior year periods. Total sales volumes increased 2.2 percent to 14,352 barrels per day in the fourth quarter 2010 when compared to the fourth quarter 2009, driven by increased demand for distillate products.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure.

The following item(s) are excluded in the calculation of adjusted net income from continuing operations for the three months ended Dec. 31, 2010 and the three months ended Dec. 31, 2009:

	For the Three Months Ended December 31, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Basic

Unadjusted from Continuing Operations	$(72.4)	$(70.9)	$(1.30)

Adjustments:
Loss:
Impairment of Minority Investment	60.0	63.1	1.16
Total	60.0	63.1	1.16

Adjusted from Continuing Operations	(12.4)	(7.8)	(0.14)

	For the Three Months Ended December 31, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Basic

Unadjusted from Continuing Operations
Continuing Operations	$(31.0)	$(21.1)	$(0.39)
Discontinued Operations	-	-	-
Total	(31.0)	(21.1)	(0.39)

Adjustments:
Loss:
Goodwill Impairment (Retail Segment)	7.0	4.3	0.08
Income:
LIFO Gain (Refining Segment)	(1.9)	(1.1)	(0.02)
Property Damage Proceeds, net (Refining Segment)	(15.6)	(9.1)	(0.17)
Total	(10.5)	(5.9)	(0.11)

Adjusted from Continuing Operations	(41.5)	(27.0)	(0.50)

The following item(s) are excluded in the calculation of adjusted net income from continuing operations for the twelve months ended Dec. 31, 2010 and the twelve months ended Dec. 31, 2009:

	For the Twelve Months Ended December 31, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income (Loss)	Income (Loss)	Basic

Unadjusted from Continuing Operations	$(84.9)	$(79.9)	$(1.47)

Adjustments:
Loss:
Impairment of Minority Investment	60.0	63.1	1.16
Income:
Property Damage Proceeds, net (Refining Segment)	(4.0)	(2.6)	(0.05)
Total	56.0	60.5	1.11

Adjusted from Continuing Operations	(28.9)	(19.4)	(0.36)

	For the Twelve Months Ended December 31, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$5.4	$2.3	$0.04
Discontinued Operations	(2.7)	(1.6)	(0.03)
Total	2.7	0.7	0.01

Adjustments:
Loss:
Conversion of Auction Rate Security (Delek US Holdings)	2.0	1.1	0.02
Goodwill Impairment (Retail Segment)	7.0	4.3	0.08
Income:
LIFO Gain (Refining Segment)	(10.9)	(6.5)	(0.12)
Property Damage Proceeds, net (Refining Segment)	(40.3)	(23.6)	(0.43)
Total	(42.2)	(24.7)	(0.45)

Adjusted from Continuing Operations	(36.8)	(22.4)	(0.41)
Discontinued Operations	(2.7)	(1.6)	(0.03)
Adjusted Total	$(39.5)	$(24.0)	$(0.44)

Fourth Quarter and Full-Year 2010 | Conference Call Information

The Company will hold a conference call to discuss its fourth quarter and full-year 2010 results on March 10, 2011 at 10:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through March 24, 2011 by dialing (800) 642-1687, passcode 40314668. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, the wholesale distribution of refined products and retail marketing. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas, as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$49.1	$68.4
Accounts receivable	104.7	76.7
Inventory	136.7	116.4
Other current assets	8.9	50.1
Total current assets	299.4	311.6

Property, plant and equipment:
Property, plant and equipment	886.7	865.5
Less: accumulated depreciation	(206.6)	(173.5)
Property, plant and equipment, net	680.1	692.0

Goodwill	71.9	71.9
Other intangibles, net	7.9	9.0
Minority investment	71.6	131.6
Other non-current assets	13.7	6.9
Total assets	$1,144.6	$1,223.0

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$222.9	$192.5
Current portion of long-term debt and capital lease obligations	14.1	17.7
Note payable to related party	-	65.0
Accrued expenses and other current liabilities	55.5	47.0
Total current liabilities	292.5	322.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	237.7	234.4
Note payable to related party	44.0	-
Environmental liabilities, net of current portion	2.8	5.3
Asset retirement obligations	7.3	7.0
Deferred tax liabilities	105.9	110.5
Other non-current liabilities	11.1	12.6
Total non-current liabilities	408.8	369.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 54,403,208 and 53,700,570 shares issued and outstanding at December 31, 2010 and 2009, respectively	0.5	0.5
Additional paid-in capital	287.5	281.8
Retained earnings	155.3	248.7
Total shareholders' equity	443.3	531.0
Total liabilities and shareholders' equity	$1,144.6	$1,223.0

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009

Net Sales	$989.5	$849.5	$3,755.6	$2,666.7
Operating costs and expenses:
Cost of goods sold	903.4	786.4	3,412.9	2,394.1
Operating expenses	59.4	59.2	229.5	219.0
Insurance proceeds - business interruption	-	-	(12.8)	(64.1)
Property damage proceeds, net	-	(15.6)	(4.0)	(40.3)
Impairment of goodwill	-	7.0	-	7.0
General and administrative expenses	14.0	18.4	59.0	64.3
Depreciation and amortization	16.2	15.8	61.1	52.4
Loss on sale of assets	0.4	1.0	0.7	2.9
Total operating costs and expenses	993.4	872.2	3,746.4	2,635.3
Operating (loss) income	(3.9)	(22.7)	9.2	31.4
Interest expense	8.5	8.3	34.1	25.5
Interest income	-	-	-	(0.1)
Impairment of minority investment	60.0	-	60.0	-
Other expenses, net	-	-	-	0.6
Total non-operating expenses	68.5	8.3	94.1	26.0
(Loss) income from continuing operations before income tax (benefit) expense	(72.4)	(31.0)	(84.9)	5.4
Income tax (benefit) expense	(1.5)	(9.9)	(5.0)	3.1
(Loss) income from continuing operations	(70.9)	(21.1)	(79.9)	2.3
Loss from discontinued operations, net of tax	-	-	-	(1.6)
Net (loss) income	$(70.9)	$(21.1)	$(79.9)	$0.7

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(1.30)	$(0.39)	$(1.47)	$0.04
Loss from discontinued operations	-	-	-	(0.03)
Total basic (loss) earnings per share	$(1.30)	$(0.39)	$(1.47)	$0.01

Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(1.30)	$(0.39)	$(1.47)	$0.04
Loss from discontinued operations	-	-	-	(0.03)
Total diluted (loss) earnings per share	$(1.30)	$(0.39)	$(1.47)	$0.01

Weighted average common shares outstanding:
Basic	54,395,953	53,700,570	54,264,763	53,693,258
Diluted	54,395,953	53,700,570	54,264,763	54,484,969

Dividends declared and paid per common share outstanding	$0.0375	$0.0375	$0.1500	$0.1500

Adjusted (loss) earnings per share from continuing operations	$(0.14)	$(0.50)	$(0.36)	$(0.41)
Loss per share from discontinued operations	-	-	-	(0.03)
Adjusted (loss) earnings per share	$(0.14)	$(0.50)	$(0.36)	$(0.44)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twelve Months Ended December 31,
	2010	2009
Cash Flow Data
Cash flows provided by operating activities:	$71.0	$137.8
Cash flows used in investing activities:	(44.5)	(102.9)
Cash flows (used in) provided by financing activities:	(45.8)	18.2
Net (decrease) increase in cash and cash equivalents	$(19.3)	$53.1

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended December 31, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$461.3	$398.2	$129.8	$0.2	$989.5
Intercompany marketing fees and sales	1.4	-	4.9	(6.3)	-
Operating costs and expenses:
Cost of goods sold	423.4	356.8	127.2	(4.0)	903.4
Operating expenses	27.6	33.2	0.9	(2.3)	59.4
Segment contribution margin	$11.7	$8.2	$6.6	$0.2	26.7
General and administrative expense					14.0
Depreciation and amortization					16.2
Loss on sale of assets					0.4
Operating loss					$(3.9)

Total assets	$545.1	$420.6	$65.2	$113.7	$1,144.6

Capital spending (excluding business combinations)	$10.1	$6.4	$-	$-	$16.5

	Three Months Ended December 31, 2009
	Refining	Retail (1)	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$359.5	$379.9	$109.9	$0.2	$849.5
Intercompany marketing fees and sales	(0.3)	-	4.6	(4.3)	-
Operating costs and expenses:
Cost of goods sold	344.0	337.4	107.1	(2.1)	786.4
Operating expenses	25.9	35.2	0.3	(2.2)	59.2
Goodwill impairment	-	7.0	-	-	7.0
Insurance proceeds - business interruption	-	-	-	-	-
Property damage proceeds, net	(15.6)				(15.6)
Segment contribution margin	$4.9	$0.3	$7.1	$0.2	12.5
General and administrative expense					18.4
Depreciation and amortization					15.8
Loss on sale of assets					1.0
Operating loss					$(22.7)

Total assets	$573.8	$430.0	$62.3	$156.9	$1,223.0
Capital spending (excluding business combinations)	$12.2	$3.7	$0.5	$0.1	$16.5

	Twelve Months Ended December 31, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,678.2	$1,592.3	$484.3	$0.8	$3,755.6
Intercompany marketing fees and sales	5.0	-	20.1	(25.1)	-
Operating costs and expenses:
Cost of goods sold	1,546.8	1,405.2	476.7	(15.8)	3,412.9
Operating expenses	101.4	134.7	2.9	(9.5)	229.5
Insurance proceeds - business interruption	(12.8)	-	-	-	(12.8)
Property damage proceeds, net	(4.0)	-	-	-	(4.0)
Segment contribution margin	$51.8	$52.4	$24.8	$1.0	130.0
General and administrative expense					59.0
Depreciation and amortization					61.1
Loss on sale of assets					0.7
Operating income					$9.2

Capital spending (excluding business combinations)	$42.3	$14.4	$-	$0.1	$56.8

	Twelve Months Ended December 31, 2009
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany marketing fees and sales)	$887.7	$1,421.5	$356.8	$0.7	$2,666.7
Intercompany marketing fees and sales	(5.6)	-	17.6	(12.0)	-
Operating costs and expenses:
Cost of goods sold	809.6	1,240.8	349.5	(5.8)	2,394.1
Operating expenses	85.9	138.5	1.2	(6.6)	219.0
Goodwill impairment	-	7.0	-	-	7.0
Insurance proceeds - business interruption	(64.1)	-	-	-	(64.1)
Property damage proceeds, net	(40.3)				(40.3)
Segment contribution margin	$91.0	$35.2	$23.7	$1.1	151.0
General and administrative expense					64.3
Depreciation and amortization					52.4
Loss on sale of assets					2.9
Operating income					$31.4

Capital spending (excluding business combinations)	$155.1	$14.3	$0.5	$0.1	$170.0

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Days operated in period(1)	92	92	365	228
Total sales volume (average barrels per day) (1)	54,405	49,276	53,360	51,823
Products manufactured (average barrels per day)(1):
Gasoline	31,209	28,788	30,019	28,707
Diesel/jet	19,823	17,784	19,669	19,206
Petrochemicals, LPG, NGLs	1,697	1,173	1,623	2,064
Other	2,312	2,444	2,012	2,350
Total production	55,041	50,189	53,323	52,327
Refinery throughput (average barrels per day)(1):
Crude oil	48,676	45,977	50,000	49,304
Other feedstocks	6,642	4,760	4,286	4,498
Total refinery throughput	55,318	50,737	54,286	53,802
Per barrel of sales:
Refining operating margin	$7.85	$3.37	$7.00	$6.14
Refining operating margin excluding intercompany marketing service fees	$8.36	$3.91	$7.55	$7.07
Direct cash operating expenses	$5.51	$5.73	$5.21	$7.28
Pricing statistics (average for the period presented)(1):
WTI — Cushing crude oil (per barrel)	$85.16	$75.98	$79.50	$71.22
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	$8.09	$4.50	$7.93	$5.97
U.S. Gulf Coast unleaded gasoline (per gallon)	$2.16	$1.90	$2.07	$1.87
Ultra low sulfur diesel (per gallon)	$2.34	$1.96	$2.16	$1.85
Natural gas (per MMBTU)	$3.62	$4.26	$4.34	$3.71

Marketing Segment
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Days operated in period	92	92	365	365
Products sold (average barrels per day):
Gasoline	5,550	6,564	6,419	6,777
Diesel/jet	8,761	7,446	7,888	6,552
Other	41	38	47	49
Total sales	14,352	14,048	14,354	13,378

Retail Segment	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Number of stores (end of period)	412	442	412	442
Average number of stores	417	450	428	459
Retail fuel sales (thousands of gallons)	103,184	108,699	423,509	434,159
Average retail gallons per average number of stores (in thousands)	247	242	990	946
Retail fuel margin ($ per gallon)	$0.131	$0.129	$0.161	$0.136
Merchandise sales (in millions)	$92.7	$93.0	$384.1	$385.6
Merchandise margin %	29.8%	30.2%	30.5%	30.9%
Credit expense (% of gross margin)	11.1%	9.9%	9.6%	8.6%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	16.3%	16.8%	16.1%	16.3%

(1) The refinery did not operate during the period from November 21, 2008 through May 17, 2009 due to the November 20, 2008 explosion and fire. The refinery resumed full operations on May 18, 2009. Sales volumes for 2009 include minimal sales of intermediate products made prior to the restart of the refinery. Information is calculated based on the number of days the refinery was fully operational.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel Ryan III, 615-435-1356
Director - Head of Investor Relations & Corporate Communications